UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017 (March 7, 2017)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor

New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2017, Two Harbors Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, UBS Securities LLC, and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 5,000,000 shares of its 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a public offering price of $25.00 per share (the “Preferred Stock Offering”). The Underwriters were granted an option to purchase up to an additional 750,000 shares of Series A Preferred Stock to cover over-allotments, if any, bringing the total number of shares of Series A Preferred Stock that may be issued in the Preferred Stock Offering to 5,750,000 shares of Series A Preferred Stock. In the Underwriting Agreement, the Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Preferred Stock Offering is expected to close on March 14, 2017, subject to customary closing conditions pursuant to the terms of the Underwriting Agreement. The Company estimates that net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $120.7 million ($138.9 million if the Underwriters exercise their over-allotment option in full).

This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Underwriting Agreement and are subject to certain limitations as agreed upon by the parties thereto. In addition, the representations, warranties and covenants contained in the Underwriting Agreement may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Underwriting Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosures.

Certain Underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the Underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Underwriters and/or their affiliates have also from time to time entered, and may in the future enter, into master repurchase agreements, master securities forward transaction agreements, international swaps and derivative agreements and other similar agreements for the financing of our target assets. In addition, certain of the Underwriters and/or their affiliates currently or in the future may provide prime brokerage services to the Company and/or affiliates of the Company.

Item 3.03.     Material Modifications to Rights of Security Holders.

On March 10, 2017, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company classifying and designating 5,750,000 shares of the Company’s authorized preferred stock, par value $0.01 per share, as the Series A Preferred Stock, with the powers, designations, preferences and other rights as set forth therein.

The Articles Supplementary, among other things, provide that the Company will pay cumulative cash dividends on the Series A Preferred Stock when and as declared by the Company’s Board of Directors. The initial dividend rate for the Series A Preferred Stock, from and including March 14, 2017, to but not including April 27, 2027, will be equal to 8.125% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.03125 per share). On and after April 27, 2027, dividends on the Series A Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 5.660% per annum. Dividends on the Series A Preferred Stock will be payable quarterly in arrears on the 27th day of April, July, October and January of each year, when and as declared, beginning on July 27, 2017 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day).

The Series A Preferred Stock ranks senior to the Company’s common stock, $0.01 par value per share (“Common Stock”), with respect to the payment of dividends and the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Series A Preferred Stock will not be redeemable before April 27, 2027, except under certain limited circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On or after April 27, 2027, the Company may, at its option, redeem, in whole or in part, at any time or from time to time, the Series A Preferred Stock at a redemption price of $25.00  per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem some or all of the shares of Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but excluding, the redemption date. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into Common Stock in connection with a Change of Control by the holders of Series A Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to the Company’s election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Common Stock per share of Series A Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series A Preferred Stock intended to preserve the Company’s qualification as a REIT. Holders of Series A Preferred Stock generally have no voting rights, but have limited voting rights if the Company fails to pay dividends for six or more full quarterly dividend periods (whether or not consecutive) and under certain other circumstances.

A copy of the Articles Supplementary and Form of Series A Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Forward-Looking Statements

This Form 8-K contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and that are subject to the safe harbors created by such sections. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans, or intentions.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, under the caption “Risk Factors.” Other risks, uncertainties and factors that could cause actual results to differ materially from those projected may be described from time to time in reports filed with the Securities and Exchange Commission, or SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1                               Underwriting Agreement, dated March 7, 2017, between the Company and the Underwriters.*

3.1                               Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (filed with the SEC as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on March 13, 2017 and incorporated herein by reference).

4.1                               Form of specimen certificate representing the shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (filed with the SEC as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on March 13, 2017 and incorporated herein by reference).

5.1                               Opinion of Stinson Leonard Street LLP with respect to the legality of the Series A Preferred Stock and the underlying shares of common stock.*

8.1                               Opinion of Dentons US LLP, New York, New York, relating to certain tax matters concerning the Series A Preferred Stock and the underlying shares of common stock.*

23.1                        Consent of Stinson Leonard Street LLP (included in Exhibit 5.1).

23.2                        Consent of Dentons US LLP, New York, New York (included in Exhibit 8.1 hereto).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary

Date: March 13, 2017